                                                                       EXHIBIT A
                     AGREEMENT REGARDING THE JOINT FILING OF
                                  SCHEDULE 13D
                         ------------------------------

The undersigned hereby agree as follows:

        (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

        (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                                       EVEREST PARTNERS LIMITED PARTNERSHIP
                                       (d.b.a. EVEREST PARTNERS, L.P.)
                                       By its General Partner

                                       EVEREST MANAGERS, L.L.C.
Dated: August 30, 2000                 By:   /s/ David M. W. Harvey
                                       ----------------------------
                                       Name: David M. W. Harvey
                                       Title: Managing Member

                                       EVEREST MANAGERS, L.L.C.
Dated: August 30, 2000                 By:   /s/ David M. W. Harvey
                                       ----------------------------
                                       Name: David M. W. Harvey
                                       Title: Managing Member

Dated: August 30, 2000                 By:   /s/ David M. W. Harvey
                                       ----------------------------
                                       Name: David M. W. Harvey

                                       JAM PARTNERS, L.P.
Dated: August 30, 2000                 By:   /s/ Seymour Jacobs, General Partner
                                       -----------------------------------------
                                       Name: Seymour Jacobs, General Partner

Dated: August 30, 2000                 By:   /s/ Seymour Jacobs
                                       ------------------------
                                       Name: Seymour Jacobs

Dated: August 30, 2000                 By:   /s/ Nick A. Becker
                                       ------------------------
                                       Name: Nick A. Becker


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